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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-13875, No. 333-58173, No. 333-43992, No.
333-108324), pertaining to the Non-Plan Options, the 1996 Equity Incentive Plan, as amended, and the Non-Employee Directors' Stock Option Plan, as amended, of our report dated February 27, 2004 with respect to the consolidated financial statements of Hot Topic, Inc. included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2004.


                                                          /s/  Ernst & Young LLP

Los Angeles, California
April 2, 2004